Exhibit 99.2

Avnet, Inc. Acquires Broadband Integrated Resources Ltd

Acquisition of reverse logistics provider adds capabilities
to Avnet Logistics Services

Phoenix, Ariz., October 4, 2010 – Avnet, Inc. (NYSE:AVT) announced today that it has acquired Broadband Integrated Resources Ltd (Broadband). Founded in 2001, Broadband specializes in the repair of broadband and cable TV equipment in support of cable operators and manufacturers. With approximately 50 employees, for the calendar year 2009, Broadband generated services revenue of approximately US$9.5 million. Broadband will become part of Avnet Logistics Services which provides value added supply chain and logistics services to the global technology industry.

“This acquisition demonstrates our commitment to expand into adjacent services opportunities and provides an entry into the reverse logistics business as well as a new customer base in North America,” stated Steve Church, Senior Vice President; Chief Business Development and Process Officer. “With management, systems and processes that have built a successful reverse logistics business, Avnet Logistics Services will gain a proven platform upon which we can expand our service offerings.”

From facilities in Columbus, Ohio, and Dallas, Texas, Broadband provides technical repair services and logistics to leading cable providers, in the U.S., including Time Warner, Comcast and Charter Communications. Repair services cover the breadth of CATV equipment including line amplifying equipment, fiber optic transmitters and receivers, digital and analog headend equipment as well as cable modems and set top boxes. The investment is expected to be immediately accretive to earnings and supports Avnet’s return on capital goals.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended July 3, 2010, Avnet generated revenue of $19.16 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Investor Relations
Vincent Keenan, +1 480-643-7053
Vice President, Investor Relations
Vincent.keenan@avnet.com